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                                                                   Exhibit 10.47


                         COLLINS FOODS GROUP PTY LTD -
                            SHAREHOLDERS' AGREEMENT


THIS SHAREHOLDERS' AGREEMENT is made on the 30th day of March, 2001.

PARTIES

1. COLLINS FOODS GROUP PTY LTD ACN 009 937 900 of 16 Edmondstone Street, Newmarket in the State of Brisbane.

2. SIZZLER INTERNATIONAL, INC. of Suite 200, 6101 West Centinela Avenue, Culver City, California 90230, United States of America.

3. RESTAURANT CONCEPTS INTERNATIONAL, INC., ARBN 080 473 650 of 16 Edmondstone Street, Newmarket in the State of Brisbane.

4. AUSTRALIAN MANAGEMENT GROUP MEMBERS, the individuals whose names and addresses are set out in the Schedule to this Agreement (as represented by the members of the Executive Group).

BACKGROUND

A. RCI currently owns 17,300,010 shares in CFG, being 100% of the issued shareholding of CFG.

B. SII, as the ultimate parent company, owns 100% of the issued shareholding in each of RCI and CFG.

C. SII has agreed to establish an arrangement whereby AMG is entitled to acquire up to 5,148,577 shares in CFG, provided that certain qualifications are met.

D. For that purpose, SII has authorised CFG to develop and implement the Collins Foods Share Option Plan and the Productivity Bonus Option Plan.

E. AMG Members are entitled to purchase Shares upon exercise of Options and Productivity Bonus Options.

F. The Parties have agreed to enter into this Agreement to provide for the terms and conditions under which Shares will be held and disposed of, and certain other matters.

IT IS AGREED

1.   INTERPRETATION

1.1  Definitions

     In this Agreement, unless the context otherwise requires:

     Agreement means this agreement.
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     Australian Management Group (AMG) consists of the Senior Management Group and the Selected Employees.

     AMG Member refers to each individual specified in the Schedule to this Agreement as a member of AMG.

     AMG Option Date means August 21, 2003, or such earlier date after August 21, 2000 on which a Trigger Event (as defined in the Plans) occurs.

     AMG Option Exercise Date means the date or dates not before the AMG Option Date and not after August 20, 2004 on which Options are exercised by AMG Members.

     AMG Option Exercise Notice means the notice to be delivered to SII by the AMG Representative upon exercise of the AMG Share Purchase Option.

     AMG Representative means the members of the Executive Group.

     AMG Share Purchase Option means the option granted to AMG to purchase the RCI Shares under the provisions of this Agreement.

     AMG Transfer Notice means the notice to be given by a Disposing Shareholder to the Directors of CFG with relation to any proposal for transfer of Shares.

     Business means the KFC Restaurant business in Queensland and the Sizzler Restaurant business in Australia, which are conducted by the subsidiaries of the Company.

     CFG or the Company means Collins Foods Group Pty Ltd, including (where the context permits) its subsidiaries.

     Collins Foods Share Option Plan means the Plan adopted by the Company pursuant to which AMG Members have the opportunity to exercise Options for the purchase of Shares.

     Competing Offer means an alternative offer by AMG for the purchase of the beneficial ownership of the Business, following receipt of a Sale Offer Notice from SII.

     Competing Offer Notice means a notice delivered to SII by the AMG Representative confirming the presentation of a Competing Offer by AMG.

     Constitution means the constitution of the Company as altered from time to time in accordance with its provisions, this Agreement and the Corporations Law.

     Directors mean the Directors of the Company as appointed from time to time.

     Disposing Shareholder means:-

     (a) any AMG Member who wishes to offer his Shares for sale in accordance with the provisions of this Agreement; and

     (b)  the personal representatives of a deceased AMG Member; and

     (c)  a Trustee in Bankruptcy appointed to represent a bankrupt AMG Member.

     Executive Group means Kevin Perkins, Lynne Grace, James Ryan and Simon Perkins (or any person who may be appointed to replace any of those nominated persons during the operation of this Agreement).
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     Fair Market Value means the market value of shares in the Company at any relevant date as determined by an Independent Valuer having suitable expertise and qualifications in that regard, or otherwise in accordance with the procedures specified in clause 5.3 of this Agreement.

     Independent Valuer means a suitably qualified valuer having not less than 5 years practical experience of similar valuations to be appointed jointly by the Parties or, failing agreement between then, by the President of the Queensland Institute of Chartered Accountants.

     Option or Options means the option or options to buy shares in the Company which are granted to AMG Members under the Terms and Conditions of the Collins Foods Share Option Plan.

     Parties means the parties to this Agreement.

     Plans means a joint reference to the Collins Foods Share Option Plan and the Productivity Bonus Option Plan, where required by the context of this Agreement.

     Productivity Bonus Option or Options means the Productivity Bonus Option or Options to buy shares in the Company which are granted to AMG Members under the Terms and Conditions of the Productivity Bonus Option Plan.

     Productivity Bonus Option Plan means the Plan adopted by the Company pursuant to which AMG Members have the opportunity to exercise Productivity Bonus Options for the purchase of Shares.

     RCI means Restaurant Concepts International, Inc., a Nevada corporation which is the current holder of all of the issued shares in CFG.

     RCI Shares means those issued shares in CFG which are owned by RCI and/or by any other nominee of SII during the term of this Agreement.

     Repurchase Option Notice means the notice to be delivered by SII to the AMG Representative confirming that SII wishes to purchase all of the Shares in CFG owned by one or more of the individual AMG Members.

     Right of First Refusal means the right of SII to purchase the Shares held by any AMG Member offering those Shares for sale. The Right of First Refusal will be capable of being exercised in accordance with an agreed price for the purchase of the Shares offered to the vendor of those Shares by any other AMG Member.

     Sale Offer Notice means the notice delivered by SII to the AMG Representative to notify the terms of any proposal for the sale of the beneficial ownership of the Business by SII to a Third Party Purchaser.

     Selected Employees means those district managers and head office personnel as are selected by the Senior Management Group to participate in AMG.

     Senior Management Group means Kevin Perkins, Lynne Grace, James Ryan, Simon Perkins, Ross Brown, John Hands, Pam Martin, James Misakian, David Nash and Jeremy Ryland.

     Shareholders means individual AMG Members, RCI and/or any other nominee of SII which may own shares in CFG from time to time.
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     Shares means any shares in the Company that may be issued to or acquired by an AMG Member upon the exercise of an Option or a Productivity Bonus
     Option.

     SII means Sizzler International, Inc., the ultimate parent company of RCI and CFG.

     SII Share Purchase Option means the option granted to SII to purchase Shares owned by AMG under the provisions of this Agreement.

     Strike Price means the price at which any Option/Productivity Bonus Option may be exercised.

     Third Party Purchaser means any purchaser or group of purchasers, other than an entity which is a fully owned subsidiary of SII.

     Transfer means any sale, transfer, conveyance, pledge or other disposition of CFG stock by a Party to this Agreement.

1.2  Interpretation

     In this Agreement, unless the contrary intention appears:-

     (a) a reference to a person includes a corporation and a reference to a particular gender includes other genders;

     (b) a reference to an agreement or any provision of an agreement includes a reference to that agreement as varied, supplemented, novated, assigned or replaced;

     (c) a reference to a clause or a schedule will be construed as a reference to a clause of or a schedule to this Agreement unless otherwise specified;

     (d) a reference to any statute or statutory provision, or any section, Part or division of any statute or statutory provision include all consolidations, re-enactments and substitutions and amendments from time to time and the regulations, by-laws and orders for the time being in force;

     (e) a reference to a party where more than one party is bound by any term or condition is a reference to those Parties jointly and severally;

     (f) a reference to a party includes that Party's executors, administrators, successors and permitted assigns;

     (g)  all references to dollars or $ signs refer to Australian dollars;

     (h)  words denoting the singular include the plural and vice versa; and

     (i) headings are inserted for guidance only and do not affect the content or meaning of any clauses.

2.   ACQUISITION OF SHARES BY AMG MEMBERS
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2.1  Following the AMG Option Date, AMG Members shall be entitled to exercise
     Options issued under the Collins Foods Share Option Plan, and Productivity Bonus Options (if any) issued under the Productivity Bonus Option Plan in the manner specified in such Plans.

2.2 The various exercises of Options and Productivity Bonus Options by the AMG Members will be met by a new issue of Shares in CFG. The Shares allocated to each AMG Member shall be ordinary shares in the Company, carrying equivalent rights to payment of dividends, voting at General Meetings and distribution of capital in the event of winding up.

2.3 As soon as any individual AMG Member exercises his Options or Productivity Bonus Options, and becomes entitled to registration as a shareholder in CFG, the relevant AMG Member shall automatically be confirmed as a party to this Shareholders' Agreement without any further step being taken, or any additional documentation being signed.

2.4 CFG shall ensure that the Register of AMG Members set out in the Schedule is updated from time to time, particularly with relation to the number of Shares held by each continuing AMG Member after the initial issue of Shares and after any subsequent disposal of Shares permitted by the terms and conditions of this Agreement.

3.   DURATION OF AGREEMENT

3.1 This Agreement shall become effective on signing by the Parties and shall continue in full force and effect at all times during any period when shares in CFG are owned by AMG Members and RCI (and/or any other nominee of SII).

3.2 The Shareholders' Agreement will terminate automatically if either of the following events occur:-

     (a)  AMG acquires all of the RCI Shares; or

     (b)  SII, RCI and/or any other nominee of SII acquire all of the Shares.

3.3 Once a Party has disposed of all of its shares in CFG in accordance with this Agreement, it will not be obliged to observe the terms and conditions of this Agreement with respect to any future matters. This clause does not affect its liability with respect to any rights which may have accrued under this Agreement prior to or as a result of the disposal of the Shares, and in particular clauses 11.8(b) and 12.1 of this Agreement shall continue to apply.

4.   RESTRICTION ON TRANSFER OF SHARES

4.1 No AMG Member shall be entitled to Transfer any Shares during the period of 6 months after the initial date of issue of those Shares. After that time, a Transfer of shares may only occur on the basis set out in this Agreement.

4.2 Notwithstanding the terms of the Constitution of CFG, the AMG Members agree that the pre-emptive rights and obligations specified in Clauses 4.3 to
     4.14 inclusive will attach to their Shares.
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4.3  An AMG Member may only Transfer his Shares to another AMG Member.

4.4 In order to ascertain whether any other AMG Member is willing to purchase the Shares, the Disposing Shareholder must give an AMG Transfer Notice to the Directors of CFG. The AMG Transfer Notice must state relevant details concerning the proposed sale, including the number of shares offered for sale and the price per share which the Disposing Shareholder is prepared to accept. Once the AMG Transfer Notice has been issued, it will not be revocable except with the unanimous written consent of all Directors entitled to vote.

4.5 The AMG Transfer Notice must constitute CFG as agent for the Disposing Shareholder for the sale of the Shares referred to in the notice.

4.6 The Shares referred to in the AMG Transfer Notice must be offered by the Directors of CFG to each of the other AMG Members. (No offer is required to be made to an AMG Member who, at the time of distribution of the offer, holds options which have not been exercised, but is not the current owner of any Shares.)

4.7 Any AMG Member who receives the AMG Transfer Notice will have a period of 30 days to confirm in writing whether he is willing to purchase any, and if so what number, of the Shares offered for sale by the Disposing Shareholder at the price nominated in the notice.

4.8 The Disposing Shareholder is not bound to transfer the Shares which are the subject of the AMG Transfer Notice unless all the Shares the subject of that notice are to be purchased by the continuing AMG Members.

4.9 In the event that more than one AMG Member wishes to purchase the Shares offered by the Disposing Shareholder, and the offers received from those Members exceed the number of Shares specified in the AMG Transfer Notice, the Directors of CFG will allocate the Shares between those AMG Members proportionately, based on the number of Shares which each of the relevant Members had applied to purchase.

4.10 Upon receipt of an acceptable offer from one or more AMG Members, the Disposing Shareholder must then give notice in writing to SII of the prospective sale of the Shares. The notice to SII shall consist of a copy of the relevant AMG Transfer Notice, together with specific details of the terms and conditions for sale of the Shares which the Disposing Shareholder has agreed to accept from the continuing AMG Members.

4.11 SII shall have the Right of First Refusal to purchase those Shares on terms and conditions no less favourable than those agreed between the Disposing Shareholder and the relevant AMG Members. In the event that SII wishes to exercise its Right of First Refusal, it will give notice in writing to the Disposing Shareholder confirming its agreement to purchase the Shares and advising the name of the required transferee of the Shares.

4.12 SII or its nominee must pay the agreed consideration for acquisition of the Shares within 60 days after first giving notice of its intention to exercise the Right of First Refusal.

4.13 On closing of the sale of the Shares, the Disposing Shareholder shall deliver to SII or its nominee a signed transfer of the Shares, any Share Certificate which has been issued to him, as well as any declaration required to be produced to the Office of State

     Revenue in Queensland relative to the transfer. The transferee shall be liable to pay the stamp duty assessed on the share transfer document.

4.14 In the event that SII does not wish to exercise its Right of First Refusal, the Disposing Shareholder shall be entitled to proceed with its sale to the relevant AMG Member or Members who originally agreed to acquire the Shares, settlement of that transaction to occur within 30 days of the Disposing Shareholder being advised that SII does not wish to acquire the relevant Shares. Settlement shall not occur after that date, or on different terms and conditions from those notified to SII in accordance with Clause 4.10, without the offer of a further Right of First Refusal being given to SII.

5.   PURCHASE OF SHARES BY SII

5.1 SII has the right to purchase Shares owned by any AMG Member for Fair Market Value at any time.

5.2 In the event that SII wishes to exercise this right, it will give a Repurchase Option Notice to any relevant AMG Member. The Repurchase Option Notice shall specify:-

     (a) The date on which the share repurchase is to take place, being a date not earlier than 30 days after the delivery of the Repurchase Option Notice;

     (b)  The identity of the transferee of the Shares;

     (c) The Fair Market Value of the Shares as at a date not earlier than 60 days prior to the issue of the Repurchase Option Notice, as calculated by an Independent Valuer.

5.3 If either SII or AMG disagrees with the initial valuation proposed by the Independent Valuer, then either party may at its own cost offer a second valuation. If the 2 valuations differ by less than 25%, Fair Market Value shall be the average of the two amounts specified. In the event that there is a difference of 25% or more, the Parties can either agree to use the average of those 2 valuations, or jointly select a third suitably qualified valuer to provide an additional valuation. In the latter case, Fair Market Value shall be the average of the three amounts specified.

5.4 SII may only issue a Repurchase Option Notice with relation to all of the Shares held by any relevant AMG Member as at the date of that notice.

5.5 On closing of the repurchase transaction, the seller of the Shares shall deliver to SII or its nominee a signed transfer of the Shares, any Share Certificate which has been issued to him, as well as any declaration required to be produced to the Office of State Revenue in Queensland relative to the transfer. The transferee shall be liable to pay the stamp duty assessed on the share transfer document.

5.6 In the event that SII exercises the right specified in clause 5.1, but subsequently sells the shares to a Third Party Purchaser within 6 months of the closing of the AMG repurchase transaction, SII agrees that it shall:

     (a) provide written notice to the AMG Representative of any amount required to be paid by the Third Party Purchaser for acquisition of the Shares which exceeds (on a pro rata basis) the amount paid for the Shares by SII to those AMG Members who remain in the employ of the Company as at the date of sale by SII (referred to for the purposes of Clause 5.6(b) of this Agreement as "the relevant AMG Members"); and

     (b) pay to the AMG Representative within 30 days after closing of the sale of the Shares to the Third Party Purchaser the amount specified in the notice given under the terms of Clause 5.6(a) for distribution by the AMG Representative to each of the relevant AMG Members, with the intent that each of those AMG Members will receive the additional amount of consideration that would have been payable to each of them if they had sold their Shares to the Third Party Purchaser directly.

5.7 The obligation specified in clause 5.6 will not apply to any sale of the Shares by SII to a Third Party Purchaser which occurs after the exercise by SII of the SII Share Purchase Option in accordance with the provisions of clause 8 of this Agreement.

6.   AMG'S MATCHING OFFER RIGHT

6.1 With respect to any transaction described in this Clause 6.1 which is proposed to be carried out during the period between the AMG Option Date and December 21, 2004, before carrying out the transaction (and subject to the terms of any confidentiality agreement which SII may reasonably require), SII will issue a Sale Offer Notice to the AMG Representative. This obligation will apply to any transaction which has the effect of transferring beneficial ownership of CFG or the Business to a Third Party Purchaser, whether the transaction is conducted by way of a sale of the Business or a sale of the shares in CFG (or a parent company of CFG).

     It will not be necessary for SII to issue a Sale Offer Notice if any of the following events occur:-

     (a) A collateralisation of the Business or a charge over CFG stock as part of a bona fide financing or refinancing transaction;

     (b) A sale of the Business or transfer of CFG stock as part of an internal reorganisation in which ultimate beneficial ownership remains with SII; or

     (c)  Any change in the beneficial ownership of SII itself.

6.2  The Sale Offer Notice will contain the following information:-

     (a) The identity of the proposed purchaser of the interest in CFG or the Business;

     (b) The consideration offered for the purchase of the beneficial ownership of CFG or the Business;

     (c)  The date on which the proposed transaction is due to be concluded.

6.3 In the event that AMG wishes to present an alternative proposal for the purchase of the Business, AMG will have the right to deliver a Competing Offer Notice to SII, within 30 days of receipt of the Sale Offer Notice by the AMG Representative, or by December 21, 2004 (whichever is the earlier).

6.4  The Competing Offer Notice will contain the following information:-
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     (a)  Confirmation that AMG wishes to purchase the beneficial ownership of the Business;

     (b) The consideration which is offered to SII for the purchase of the beneficial ownership of the Business;

     (c) A detailed analysis of the comparability of offer by AMG, in the event that the nature of consideration is different from the consideration offered by the Third Party Purchaser as specified in the Sale Offer Notice;

     (d) Evidence as to the availability of financing sufficient to complete the AMG proposal.

6.5 On receipt of the Competing Offer Notice, SII shall cause its Board of Directors to promptly review and consider the Competing Offer proposed by AMG and make a determination in good faith as to whether:-

     (a) The Competing Offer, taken as a whole, is at least as favourable to SII as the offer received from the Third Party Purchaser; and

     (b) It is in the best interests of SII and its shareholders to accept the Competing Offer.

6.6 In making such a determination, the Board of Directors of SII shall be entitled to take into account all relevant terms, conditions, facts and circumstances relating to the proposed transaction, including timing, conditions precedent, the availability of suitable funding for AMG and, in its sole discretion, determine the materiality and significance of any factor.

6.7 In the event that the Board of Directors of SII accepts the Competing Offer from AMG, the Parties will enter into good faith negotiations as to the terms and conditions of a suitable contract relating to the sale to AMG of the RCI Shares or the assets employed in the conduct of the Business.

6.8 In the event that the Competing Offer is not accepted by SII, or if AMG elects not to match the third party offer, the AMG Members will accept the same effective price per unit for shares in CFG as is accepted by SII from the Third Party Purchaser. AMG Members shall vote in favour of any resolution required to be passed at a meeting of shareholders of CFG to approve the third party transaction or implement the provisions of this
     Section 6 (or the terms of this Agreement in general).

7.   AMG SHARE PURCHASE OPTION

7.1 The AMG Representative may exercise the AMG Share Purchase Option at any time between the AMG Option Date and November 21, 2004 by issuing to SII the AMG Option Exercise Notice.

7.2  The AMG Option Exercise Notice will set out the following information:-

     (a)  The price per share offered for each of the RCI Shares;

     (b) Any additional or alternative consideration which is offered for the purchase of the RCI Shares;

     (c) The intended date for closing of the acquisition, being a date not more than 3 months after the date of service on SII of the AMG Option Exercise Notice.

7.3 In the event that the AMG Representative issues an AMG Option Exercise Notice, but the transaction does not proceed within the required time period, AMG shall remain entitled to deliver a further AMG Option Exercise Notice to SII on the following basis:-

     (a)  The notice must be served prior to November 21, 2004; and

     (b) The notice must not be delivered within a 6 month period following the issue of any previous AMG Option Exercise Notice.

7.4 In the event that the transaction does proceed to closing, RCI shall deliver to the AMG Representative on completion a signed transfer of the Shares, any Share Certificate which has been issued to it, as well as any declaration required to be produced to the Office of State Revenue in Queensland relative to the transfer. (The transferee shall be liable to pay the stamp duty assessed on the share transfer document.)

8.   SII SHARE PURCHASE OPTION

8.1 Delivery of an AMG Option Exercise Notice by the AMG Representative will automatically trigger the right for SII to exercise the SII Share Purchase Option.

8.2 The right to exercise the SII Share Purchase Option will arise immediately upon receipt of the AMG Option Exercise Notice by SII, and will remain open for exercise for a period of 30 days.

8.3 If SII chooses to exercise the SII Share Purchase Option, SII (or its nominee) will have the right to purchase all Shares owned by any AMG Member at the same price per share and on the same terms and conditions that were set out in the AMG Option Exercise Notice.

8.4 In the event that SII does exercise the SII Share Purchase Option, closing of the transaction will occur not more than 60 days after the later of the following dates:-

     (a) The date on which SII gives written notice of the exercise of the SII Share Purchase Option; and

     (b) The date which is not less than 30 days after the expiration of the minimum 6 month period for which Shares are required to be held by individual AMG Members before they are permitted to be sold or transferred.

8.5 On closing of the transaction, each individual AMG Member shall deliver to SII (or its nominee) the following:-

     (a)  A share transfer relating to the Shares held by that AMG Member;

     (b)  Any share certificate issued with relation to that shareholding; and

     (c) Any declaration required to be presented to the Queensland Office of State Revenue with relation to the transfer of the shareholding in CFG. (The transferee shall be liable to pay the stamp duty assessed on the share transfer document.)

9.   AUTHORITY OF AMG REPRESENTATIVE

9.1 The members of the Executive Group (as it may be constituted from time to time) shall have exclusive authority to act as the AMG Representative.

9.2 Any notice to be given by SII or RCI to the AMG Representative will be effective if delivered to any 2 members of the Executive Group, by a method specified in Clause 11.6.

9.3 In general terms, any decision required to be made by the AMG Representative will be concluded by a simple majority of the members of the Executive Group. (In the case of a deadlock between the members of the Executive Group, the Chief Executive Officer of CFG will have a casting vote.)

9.4 The AMG Representative may issue the following notices only after a unanimous resolution has been passed by the members of the Executive Group:-

     (a)  AMG Option Exercise Notice;

     (b)  Competing Offer Notice.

10.  DIVIDEND POLICY

     Unless the Directors otherwise determine, when considering the amount of any proposed dividend, the Directors will have regard to:-

     (a)  The Company's profits;

     (b)  The Company's financial and other obligations and requirements;

     (c)  The Shareholders' financial and other obligations and requirements;
          and

     (d)  The Corporations Law.

11.  GENERAL PROVISIONS

11.1 Waiver and Variation

     (a) The variation or waiver of a provision of this Agreement or a Party's consent to a departure from a provision by another Party will be ineffective unless in writing and executed by the Parties.

     (b) A Party's failure or delay to exercise a power or right does not operate as a waiver of that power or right.

     (c) The exercise of a power or right does not preclude its future exercise or the exercise of any other power or right.

11.2 Time of the Essence

     (a)  Time is of the essence of this Agreement.

     (b) The Parties may agree in writing to vary any time requirement and any time requirement so varied will be of the essence of this Agreement.

     (c) If the time for performing any act under this Agreement expires on a Saturday, Sunday or public holiday, then the time for performing that act is extended until the next business day.

11.3 Assignment

     The Parties may not assign or otherwise dispose of or deal with their respective interests in or rights or obligations pursuant to this Agreement without the written consent of the other Parties. The AMG Representative on behalf of the AMG Members may exercise any right of the AMG Members to consent to any such proposed assignment by SII.

11.4 Severability

     (a) Each word, phrase, sentence, paragraph and clause ("provision") of this Agreement is severable.

     (b) If a court determines that a provision is unenforceable, illegal or void then the court may sever that provision which:

          (i)   becomes inoperative; and

          (ii)  will not affect the other provisions of this Agreement.

11.5 Entire Agreement

     This Agreement constitutes the entire agreement between the Parties as to its subject matter and supersedes all prior representations and agreements in connection with that subject matter.

11.6 Notices

     (a)  Any notice under this Agreement must be in writing and must be:

          (i)   delivered personally to the recipient; or

          (ii) sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the recipient; or

          (iii) sent by facsimile to the facsimile number of the recipient,

          or if the recipient notifies another address or facsimile number, then to that address or facsimile number.

     (b)  The addresses and facsimile numbers of the Parties are:

               (i)      Collins Foods Group Pty Ltd

                        Address:        16 Edmondstone Street
                                        Newmarket Qld 4051

                        Facsimile No:   (07) 3352 0877

               (ii)     Sizzler International, Inc.

                        Address: Suite 200, 6101 West Centinela Avenue Culver City, California, 90230

                        Facsimile No:   (0015) 1 310 568 8255

               (iii)    Restaurant Concepts International, Inc.,

                        Address:        16 Edmondstone Street
                                        Newmarket Qld 4051

                        Facsimile No:   (07) 3352 0877

               (iv)     Australian Management Group Members

                        Individual names and addresses are set out in the Schedule to this Agreement.

       (c)     A notice is taken to have been received:

               (i) in the case of a posted letter, on the second (seventh, if posted to or from a place outside Australia) business day after posting; and

               (ii) in the case of a facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

11.7   Counterparts

       This Agreement may be executed in any number of counterpart copies and all of those counterparts, taken together, will constitute the one instrument.

11.8   Governing Law and Jurisdiction

       (a)     This Agreement is governed by the law of Queensland.

       (b) Each Party submits to the non-exclusive jurisdiction of the courts of Queensland (including any courts of appeal).


12.    DISPUTES

12.1 In the event of any dispute or difference arising between the Parties in respect to any matter arising out of this Agreement, such dispute shall be referred to an independent by the President for the time being of the Queensland Law Society. In the event that the mediation should not resolve the dispute within one month of the dispute arising, the dispute shall be referred to an independent arbitrator appointed by agreement between the Parties and failing agreement by the President for the time being of the Queensland Law Society. The Parties hereby agree that the arbitrator shall be acting as an expert and, in the absence of any manifest error, the decision of the arbitrator shall be final and binding on both Parties. The costs of any such mediator or arbitrator shall be shared equally by the Parties. Any other costs shall be met by the Party who incurs them.

                                   SCHEDULE

                      AUSTRALIAN MANAGEMENT GROUP MEMBERS

IN WITNESS WHEREOF, the Parties have signed this Agreement on the date first set out above.


THE COMMON SEAL of COLLINS                 )
FOODS GROUP PTY LTD is affixed as          )
required by the terms of its Constitution: )


/s/ KEVIN WILLIAM PERKINS                       /s/ HEATHER LYNETTE GRACE
__________________________________________      ________________________________
Signature of Director                           Signature of Director

KEVIN WILLIAM PERKINS                           HEATHER LYNETTE GRACE
__________________________________________      ________________________________
Name of Director                                Name of Director



THE COMMON SEAL of SIZZLER                 )
INTERNATIONAL, INC. is affixed as          )
required by the terms of its Constitution: )



/s/ CHARLES L. BOPPELL                          /s/ MICHAEL B. GREEN
__________________________________________      __________________________________________
Signature of Authorised Representative          Signature of Authorised Representative


CHARLES L. BOPPELL                              MICHAEL B. GREEN
__________________________________________      __________________________________________
Name of Authorised Representative               Name of Authorised Representative


THE COMMON SEAL of RESTAURANT              )
CONCEPTS INTERNATIONAL, INC. is            )
affixed as required by the terms of its    )
Constitution:                              )



/s/ SIMON CHARLES PERKINS                       /s/ HEATHER LYNETTE GRACE
__________________________________________      __________________________________________
Signature of Authorised Representative          Signature of Authorised Representative

SIMON CHARLES PERKINS                           HEATHER LYNETTE GRACE
__________________________________________      __________________________________________
Name of Authorised Representative               Name of Authorised Representative


SIGNED for and on behalf of the individual )
AUSTRALIAN MANAGEMENT GROUP                )
MEMBERS by the members of the Executive    )
Group:                                     )


/s/ KEVIN WILLIAM PERKINS                       /s/ HEATHER LYNNETTE GRACE
__________________________________________      ________________________________
Kevin Perkins                                   Lynne Grace

/s/ JAMES RYAN                                  /s/ SIMON CHARLES PERKINS
__________________________________________      ________________________________
James Ryan                                      Simon Perkins

                                    BETWEEN

                          COLLINS FOODS GROUP PTY LTD


                                      AND

                          SIZZLER INTERNATIONAL, INC.


                                      AND

                    RESTAURANT CONCEPTS INTERNATIONAL, INC.


                                      AND

                      AUSTRALIAN MANAGEMENT GROUP MEMBERS













                         COLLINS FOODS GROUP PTY LTD -
                            SHAREHOLDERS' AGREEMENT

















                                HoganBesleyBoyd
        Second Floor 169 Mary Street (Edward Street Entrance) Brisbane
                     GPO Box 458 Brisbane Queensland 4001

                                TABLE OF CONTENTS

CLAUSE                                                       PAGE
-----------------------------------------------------------------

1.   INTERPRETATION                                             1

2.   ACQUISITION OF SHARES BY AMG MEMBERS                       4

3.   DURATION OF AGREEMENT                                      5

4.   RESTRICTION ON TRANSFER OF SHARES                          5

5.   PURCHASE OF SHARES BY SII                                  7

6.   AMG'S MATCHING OFFER RIGHT                                 8

7.   AMG SHARE PURCHASE OPTION                                  9

8.   SII SHARE PURCHASE OPTION                                 10

9.   AUTHORITY OF AMG REPRESENTATIVE                           11

10.  DIVIDEND POLICY                                           11

11.  GENERAL PROVISIONS                                        11

12.  DISPUTES                                                  13

SCHEDULE                                                       15